UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             Form 8-K


                          CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of report  February 4, 1997


                     CASINO RESOURCE CORPORATION



  Minnesota                       0-22242                  41-0950482
(State or other            (Commission File Number)    (IRS Employer
jurisdiction of incorporation)                          Identification No.)



        1719 Beach Boulevard, Suite 306, Biloxi, Mississippi 39531-5396
                   (Address of Principal Executive Office)


Registrant's telephone number, including area code  (601) 435-1976

Item 5.   OTHER EVENTS

On January 27, 1997, the Company announced the awarding of a conditional use permit and a gaming license for New Palace Casino LLC.

A copy of the press release is attached and incorporated as part of this filing.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CASINO RESOURCE CORPORATION



February 2, 1997
                              /s/ Maurice P. Gaudet
                              --------------------------------
                              Maurice P. Gaudet
                              Chief Financial Officer

FOR IMMEDIATE RELEASE: January 27, 1997

CONTACT:   Robert J. Allen, Vice President
           Casino Resource Corporation
           601-435-1976


              PALACE CASINO GRANTED USE PERMIT AND GAMING LICENSE

BILOXI, MISS. - Casino Resource Corporation, (NASDAQ: CSNR), a Minnesota corporation headquartered in Biloxi, Mississippi, announced today that the New Palace Casino, L.L.C., a joint venture between and Robert and Lawana Low. and Casino Resource Corporation was granted its conditional use permit on January 21, 1997 by the City of Biloxi. Friday New Palace Casino L.L.C. was granted its Mississippi Gaming License.


Casino Resource Corporation is a diversified entertainment, hospitality and gaming enterprise. The company owns and operates the 2,000-seat Country Tonite Theatre in Branson, Missouri, and will operate the new 1,500-seat Country Tonite Theatre in Pigeon Forge, Tennessee, scheduled to open in March of 1997. In addition, the Company owns Country Tonite Enterprises, an award-winning theatrical production company in Las Vegas, Nevada (producers of the "Country Tonite Show," currently in its fifth year at the Aladdin Hotel); and the Grand Hinckley Inn, located in Hinckley, Minnesota, adjacent to the Grand Casino. Further, the company has entered into strategic alliances with Harrah's Entertainment for the development of Indian gaming properties in Michigan and Indiana; has agreed to lease and operate a casino and 600-seat theatre in Sousse, Tunisia; and as a member of a Joint Venture, is in the process of acquiring the Palace Casino in Biloxi, Mississippi.